UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

Leafly Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39119	84-2266022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 1st Avenue Suite 330 PMB 88154
Seattle, Washington		98104-2246
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 455-9504

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 Par Value; Warrants, exercisable for shares of common stock at an exercise price of $230.00 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Shareholder Director Nominations

The information disclosed under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08 to the extent required.

Item 8.01. Other Events.

2025 Annual Meeting of Stockholders

On March 10, 2025, the Board of Directors of Leafly Holdings, Inc. (the “Company”) resolved that the Company expects to hold its annual meeting of stockholders on May 28, 2025 and will hold the meeting virtually at a time to be determined. The record date and the time, and definitive date of the 2025 annual meeting of stockholders will be announced in due course. Because the date of the 2025 annual meeting is expected to change by more than 30 days from the date of the 2024 annual meeting, the Company desires to inform its stockholders of the revised deadlines for stockholder proposals to be discussed and voted upon at the 2025 annual meeting. Last year’s annual meeting was held on July 25, 2024.

Proposals by stockholders that are intended for inclusion in the Company’s proxy statement and proxy and to be presented at its 2025 annual meeting must be delivered to the Secretary of the Company at the Company’s principal executive offices by no later than a reasonable time before we begin to print and mail the proxy materials for the 2025 Annual Meeting. Accordingly, the Board of Directors has fixed the new deadline for the submission of proposals to be included in the proxy statement for the 2025 Annual Meeting as March 24, 2025, which as discussed below is also the last day a stockholder may submit a nomination or introduce an item of business at the 2025 Annual Meeting pursuant to the Company’s Bylaws. Those proposals may be included in the Company’s proxy materials if they comply with the rules and regulations of the Securities and Exchange Commission governing stockholder proposals as well as the bylaws of the Company, as applicable, and as set forth below.

Additionally, the Company's bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify Leafly's corporate secretary of this proposal in writing not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For purposes of nominating a director, if the date of the meeting is more than 45 days before or after such anniversary date, then notice must be received not earlier than the opening of business on the 120th day before the meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the close of business on the tenth day following the day on which public disclosure of the date of such annual meeting was first made. Accordingly, for our 2025 annual meeting of stockholders, any notification must be made no later than March 24, 2025, ten days from the date of this filing.

For purposes of bringing any other business before the stockholders at an annual meeting, if the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, then notice must be received not earlier than the close of business on the 120th day before the meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the close of business on the tenth day following the day on which public disclosure of the date of such annual meeting was first made. Accordingly, for our 2025 annual meeting of stockholders, any notification must be made no later than March 24, 2025, ten days from the date of this filing. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

In addition to satisfying the foregoing requirements under our bylaws with respect to advance notice of any nomination, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2025 annual meeting of stockholders in accordance with Exchange Act Rule 14a-19 must provide notice in accordance with our bylaws, which, in general, require that such notice be received within the time periods described above. Any such notice of intent to solicit proxies must comply with all the requirements of SEC Rule 14a-19.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leafly Holdings, Inc.

Date:	March 14, 2025	By:	/s/ Yoko Miyashita
Yoko Miyashita Chief Executive Officer